Exhibit 1

JOINT FILING AGREEMENT

This agreement is made pursuant to Rule 13d-l(k)(1) under the Securities and Exchange Act of 1934, as amended (the “Act”) by and among the parties listed below, each referenced to herein as a “Joint Filer.” The Joint Filers agree that a statement of beneficial ownership as required by Sections 13(g) or 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13G or Schedule 13D, as appropriate, with respect to the shares of common stock, par value $0.01 per share, of KKR Real Estate Finance Trust Inc., a Maryland corporation, and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1.

DATED: August 17, 2026

TERRA CAPITAL PARTNERS, LLC		MAVIK CAPITAL MANAGEMENT, LP

By:	/s/ Vikram S. Uppal	By: Mavik Capital Group, LP, its general partner
Name:	Vikram S. Uppal	By: Mavik Capital GP, LLC, its general partner
Title:	Chief Executive Officer
		By:	/s/ Vikram S. Uppal
TERRA REIT ADVISORS, LLC		Name:	Vikram S. Uppal
		Title:	Managing Member
By:	/s/ Vikram S. Uppal
Name:	Vikram S. Uppal	MASPEN MS I, LLC
Title:	Chief Executive Officer
By: Terra REIT Advisors, LLC, its manager
MAVIK CAPITAL GP, LLC		By:	/s/ Vikram S. Uppal
		Name:	Vikram S. Uppal
By:	/s/ Vikram S. Uppal	Title:	Chief Executive Officer
Name:	Vikram S. Uppal
Title:	Managing Member	VASPEN MS I, LLC

MAVIK CAPITAL GROUP, LP		By: Terra REIT Advisors, LLC, its manager

By: Mavik Capital GP, LLC, its general partner		By:	/s/ Vikram S. Uppal
		Name:	Vikram S. Uppal
By:	/s/ Vikram S. Uppal	Title:	Chief Executive Officer
Name:	Vikram S. Uppal
Title:	Managing Member	VIKRAM S. UPPAL

		By:	/s/ Vikram S. Uppal